August 9, 2023

Novagant Corp.

Suite 2006, AIA Kowloon Tower, Landmark East,

100 How Ming Street, KT, Hong Kong 19801

CONSENT OF LEGAL COUNSEL

Dear Sir or Madam:

We hereby consent to the reference of our name under the headings “Explanatory Note”, “Item 1. Business” and “Item 1A. Risk Factors” to Novagant Corp.’s Form 10/K for the Year Ended March 31, 2023. We also consent to the reference of Novagant Corp.’s supplementary disclosure under the heading “Item 9C. Disclosure Regarding Foreign Jurisdictions That Prevent Inspections” in Amendment No. 1 (the “Amendment”) of Form 10-K/A for the Year Ended March 31, 2023, including the Form SPDSCL as (the “Exhibit 99.1”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the  month of August 2023.

We hereby consent to the filing of this consent letter with the SEC as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CHINA COMMERCIAL LAW FIRM. GUANGDONG

CHINA COMMERCIAL LAW FIRM. GUANGDONG